Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

[Signature pages to follow]

Dated: February 20, 2024	LIAN JIA ENTERPRISES LIMITED

	By:	/s/ LI, WENBO
	Name:	LI, WENBO
	Title:	Director

[Signature Page to the Joint Filing Agreement]

Dated: February 20, 2024	HUARONG(HK) INDUSTRIAL AND FINANCIAL INVESTMENT LIMITED

	By:	/s/ YING, ANHUA
	Name:	YING, ANHUA
	Title:	Director

[Signature Page to the Joint Filing Agreement]

Dated: February 20, 2024	Huarong Overseas Chinese Asset Management Co., Ltd

	By:	/s/ YING, ANHUA
	Name:	YING, ANHUA
	Title:	Director

[Signature Page to the Joint Filing Agreement]

Dated: February 20, 2024	Huarong Zhiyuan Investment Management Co., Ltd.

	By:	/s/ LI, JIANBO
	Name:	LI, JIANBO
	Title:	Director

[Signature Page to the Joint Filing Agreement]

Dated: February 20, 2024	China CITIC Financial Asset Management Co., Ltd. (previously known as China Huarong Asset Management Co., Ltd.)

	By:	/s/ WANG, YONGJIE
	Name:	WANG, YONGJIE
	Title:	Secretary to the Board of Directors

[Signature Page to the Joint Filing Agreement]